Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 for AVRA Surgical Robotics, Inc. (the “Company”), of our report dated March 30, 2012, relating to the December 31, 2011 and 2010 financial statements of the Company, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts".

RAICH ENDE MALTER & CO. LLP

New York, NY
February 12, 2013